SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) August 4, 2001


                                    IBP,inc.
               (Exact Name of Registrant as Specified in Charter)


         Delaware                   1-6085                  42-0838666
   -------------------              ------                  ----------
 (State or Other Juris-        (Commission File       (IRS Employer diction of
diction of Incorporation)          Number)               Identification No.)

800 Stevens Port Drive, Dakota Dunes, South Dakota            57049
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(Address of Principal Executive Offices)                   (Zip Code)



      Registrant's telephone number, including area code (605) 235-2061


                                       N/A
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        (Former Name or Former Address, if Changed Since Last Report)


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Item 1.  Changes in Control of Registrant.

      Pursuant to an Agreement and Plan of Merger dated as of January 1, 2001, among Tyson Foods, Inc., a Delaware corporation ("Tyson"), Lasso Acquisition Corporation, a Delaware corporation ("Purchaser") and IBP, inc., a Delaware corporation ("IBP"), as modified by the Stipulation and Order dated June 27, 2001 (the "Stipulation") (as modified by the Stipulation (except where the context otherwise indicates), the "Merger Agreement"), Tyson commenced a tender offer on July 3, 2001, pursuant to which Tyson, through Purchaser, offered to purchase up to the number of shares of common stock, par value $0.05 per share (the "Shares") of IBP, that represented, together with the Shares then owned by Tyson, 50.1% of the outstanding Shares, at a purchase price of $30.00 per Share, net to the seller in cash, without interest (as amended, supplemented or otherwise modified from time to time, the "Offer").

      The Offer expired at 12:00 Midnight on August 3, 2001. On August 4, 2001, Tyson announced that it had accepted the number of Shares tendered in the Offer that represented, together with the Shares then owned by Tyson, 50.1% of the Shares. On August 9, 2001, Tyson announced that it had accepted and purchased 53,612,799 Shares pursuant to the Offer, which together with the Shares then owned by Tyson, represented 50.1% of the Shares.

      Tyson purchased 574,200 Shares on November 30, 2000 and December 1, 2000 with general working capital funds of Tyson for an aggregate purchase price of $12,925,392 (net of brokerage commissions). Tyson and Purchaser purchased the 53,612,799 Shares pursuant to the Offer with borrowed funds, for an aggregate purchase price of $1,608,383,970. Tyson and Purchaser obtained such funds from credit facilities which support aggregate borrowings of up to $2.85 billion. Tyson entered into the Credit Agreement, dated August 3, 2001, with The Chase Manhattan Bank ("Chase"), J.P. Morgan Securities Inc. ("JPMorgan"), Merrill Lynch Capital Corporation, SunTrust Bank and SunTrust Capital Markets, Inc. with respect to a senior unsecured bridge credit facility in an aggregate principal amount of $2.5 billion. Tyson entered into the Receivables Bridge Credit Agreement, dated August 3, 2001, with Chase and JPMorgan with respect to a senior unsecured receivables bridge credit facility in an aggregate principal amount of $350 million.

      The Merger Agreement provides that following the satisfaction or waiver of certain conditions in the Merger Agreement, IBP will be merged with and into Purchaser with the Purchaser continuing as the surviving corporation (the "Merger"). At the effective time of the Merger (the "Effective Time"), each Share outstanding immediately prior to the Effective Time (other than Shares owned by Tyson, Purchaser or other subsidiaries of Tyson) would be converted into the right to receive shares of Tyson Class A common stock, par value $0.10 per share (the "Tyson Class A Common Stock"), having a value of $30.00 if, during the fifteen trading day period ending on the fifth trading day before the Effective Time, the average per share closing price of Tyson Class A Common Stock is at least $12.60 and no more than $15.40. If the average per share price of Tyson Class A Common Stock is less than $12.60, 2.381 shares of Tyson


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Class A Common Stock will be exchanged for each Share. If the average per share price of Tyson Class A Common Stock is more than $15.40, 1.948 shares of Tyson Class A Common Stock will be exchanged for each Share.

      The Merger Agreement provides that, promptly upon the purchase of and payment for Shares representing, together with the Shares previously owned by Tyson, up to 50.1% of the outstanding Shares, by Purchaser pursuant to the Offer and from time to time thereafter, IBP will, subject to Section 14(f) of the Securities Exchange Act of 1934, as amended, and Rule 14f-1 promulgated thereunder, upon request by Tyson, use its reasonable best efforts to take all actions necessary to cause a majority of the board of directors of IBP (the "IBP Board") to consist of Tyson's designees, including accepting the resignations of those incumbent directors designated by IBP or increasing the size of the IBP Board and causing the Tyson designees to be elected. Effective as of August 6, 2001, each of the Tyson designees--John Tyson, Tyson's Chairman and Chief Executive Officer, Don Tyson, Tyson's Senior Chairman, Greg Lee, Tyson's Chief Operating Officer, Les Baledge, Tyson's General Counsel, and Steve Hankins, Tyson's Chief Financial Officer--were appointed to the IBP Board, and Martin Massengale, Wendy Gramm, John Jacobson and Eugene Leman each resigned from the IBP Board. The five Tyson designees represent a majority of the nine-person IBP Board.

      Pursuant to a voting agreement entered into between Tyson Limited Partnership and IBP on January 1, 2001, Tyson Limited Partnership agreed to vote all of the shares of Class B common stock, par value $0.10 per share, of Tyson that it owns to approve the issuance of Tyson Class A Common Stock in connection with the Merger at Tyson's stockholder meeting. Tyson Limited Partnership owns approximately 90% of the voting power of Tyson, thus assuring Tyson stockholder approval for the issuance of shares of Tyson Class A Common Stock in connection with the Merger. On June 27, 2001, Tyson Limited Partnership delivered a letter to IBP by which Tyson Limited Partnership consented to the Stipulation and confirmed that the terms of the voting agreement remained in full force and effect.


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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

      (c)   Exhibits:

      Exhibit           Description


      2.1 Agreement and Plan of Merger among IBP, Tyson and Purchaser dated as of January 1, 2001 (incorporated by reference to Exhibit (e)(1) to IBP's Schedule 14D-9 filed on July 5, 2001).

      2.2               Stipulation and Order dated June 27, 2001, IBP, inc.
                        v. Tyson Foods, Inc., C.A. No. 18373, Court of Chancery of the State of Delaware (incorporated by reference to Exhibit (e)(6) to IBP's Schedule 14D-9 filed on July 5, 2001).


      4.1 Voting Agreement, dated January 1, 2001, by and between IBP and Tyson Limited Partnership (incorporated by reference to Exhibit (e)(2) to IBP's Schedule 14D-9 filed on July 5, 2001).

      4.2 Voting Agreement Letter, executed by Tyson Limited Partnership, dated June 27, 2001 (incorporated by reference to Exhibit (e)(7) to IBP's Schedule 14D-9 filed on July 5, 2001).


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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    IBP, INC.



Date:  August 17, 2001              By: /s/ Craig J. Hart
                                        ---------------------------
                                        Name:   Craig J. Hart
                                        Title:  Vice President and Controller


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                                  EXHIBIT INDEX


Exhibit           Description

2.1 Agreement and Plan of Merger among IBP, Tyson and Purchaser dated as of January 1, 2001 (incorporated by reference to Exhibit (e)(1) to IBP's Schedule 14D-9 filed on July 5,
                  2001).

2.2               Stipulation and Order dated June 27, 2001, IBP, inc. v.
                  Tyson Foods, Inc., C.A. No. 18373, Court of Chancery of the State of Delaware (incorporated by reference to Exhibit
                  (e)(6) to IBP's Schedule 14D-9 filed on July 5, 2001).

4.1 Voting Agreement, dated January 1, 2001, by and between IBP and Tyson Limited Partnership (incorporated by reference to Exhibit (e)(2) to IBP's Schedule 14D-9 filed on July 5, 2001).

4.2 Voting Agreement Letter, executed by Tyson Limited Partnership, dated June 27, 2001 (incorporated by reference to Exhibit (e)(7) to IBP's Schedule 14D-9 filed on
                  July 5, 2001).